EXHIBIT 12.2
                     TRITON ENERGY LIMITED AND SUBSIDIARIES
     COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE
                                    DIVIDENDS
                          (IN THOUSANDS, EXCEPT RATIOS)
                                   (UNAUDITED)



                                                   THREE MONTHS ENDING
                                                         MARCH 31,                      YEAR ENDING DECEMBER 31,
                                                   -------------------  ------------------------------------------------------
                                                     2001       2000      2000       1999        1998       1997       1996
                                                   --------   --------  ---------  ---------  ----------  ---------  ---------
Fixed charges, as defined:
  Interest charges                                 $15,144    $ 9,520   $ 42,685   $ 38,231   $  50,253   $ 50,625   $ 43,884
  Preference dividend requirements of
    the Company                                      7,253      7,341     29,278     28,671       3,061        400        985
  Preferred dividend requirements of
    subsidiaries adjusted to pre-tax basis             ---        ---        ---        ---         ---        ---        ---
                                                   --------   --------  ---------  ---------  ----------  ---------  ---------

        Total fixed charges                        $22,397    $16,861   $ 71,963   $ 66,902   $  53,314   $ 51,025   $ 44,869
                                                   ========   ========  =========  =========  ==========  =========  =========

Earnings, as defined (2):
  Earnings (loss) from continuing operations
    before income taxes, extraordinary item
    and cumulative effect                          $62,802    $37,027   $136,726   $ 76,177   $(238,609)  $ 16,896   $ 20,945
  Fixed charges, above                              22,397     16,861     71,963     66,902      53,314     51,025     44,869
  Less interest capitalized                         (3,942)    (4,523)   (24,077)   (14,539)    (23,215)   (25,818)   (27,102)
  Plus undistributed (earnings) loss of affiliates       4         13         35         28         ---        ---       (118)
  Less preference dividend requirements of
     the Company and its subsidiaries adjusted
     to pre-tax basis                               (7,253)    (7,341)   (29,278)   (28,671)     (3,061)      (400)      (985)
                                                   --------   --------  ---------  ---------  ----------  ---------  ---------

                                                   $74,008    $42,037   $155,369   $ 99,897   $(211,571)  $ 41,703   $ 37,609
                                                   ========   ========  =========  =========  ==========  =========  =========

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
  AND PREFERENCE DIVIDENDS (1) (2)                     3.3        2.5        2.2        1.5         ---        0.8        0.8
                                                   ========   ========  =========  =========  ==========  =========  =========

____________________


(1) Earnings were inadequate to cover combined fixed charges and preference dividends for the years ended December 31, 1998, 1997 and 1996 by $264,885,000, $9,322,000 and $7,260,000, respectively.

(2) Earnings reflect nonrecurring writedowns and loss provisions of $55,119,000, $5,159,000, $348,064,000 and $46,153,000 for the years ended
December 31, 2000, 1999, 1998 and 1996, respectively. Nonrecurring gains from the sale of assets and other gains aggregated $442,000, $125,617,000, $6,253,000 and $22,189,000 for the years ended December 31, 1999, 1998, 1997 and
1996, respectively. The ratio of earnings to combined fixed charges and preference dividends if adjusted to remove nonrecurring items, would have been
3.3 and 2.5 for the three months ended March 31, 2001 and 2000, respectively, 2.9, 1.6, 0.2, 0.7 and 1.4 for the years ended December 31, 2000, 1999, 1998,
1997 and 1996, respectively. Without nonrecurring items, earnings would have been inadequate to cover combined fixed charges and preference dividends for the years ended December 31, 1998 and 1997 by $42,438,000 and $15,575,000,
respectively.